Exhibit 99.2

Aimco Announces Website Redesign and an Investor Webcast & Presentation

DENVER, CO - (NYSE: AIV) - Apartment Investment and Management Company (“Aimco”) today launched a redesigned website, www.aimco.com, and published two updates for investors available now at investors.aimco.com.

The two updates available include an investor presentation and a pre-recorded webcast during which Aimco’s executive leaders discuss the company’s platform, portfolio and pipeline, and capital redeployment and growth strategy.

Aimco plans to report results for the quarter ended September 30, 2021, when it files its SEC Form 10-Q in the first half of November.

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through our human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit our website www.aimco.com.

Contact

Matt Foster

Director of Capital Markets and Investor Relations

investor@aimco.com

303-793-4661